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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                          -----------------------------

        Date of report (Date of earliest event reported) August 10, 2004


                                   ALTEON INC.
               (Exact Name of Registrant as Specified in Charter)


       Delaware                     001-16043                    13-3304550
-------------------------         -------------             --------------------
 (State or Other Juris-            (Commission                (I.R.S. Employer
diction of Incorporation)          File Number)              Identification No.)


 6 Campus Drive, Parsippany, New Jersey                            07054
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(Address of Principal Executive Offices)                         (Zip Code)


       Registrant's telephone number, including area code (201) 934-5000


            --------------------------------------------------------
          (Former Name or Former Address, If Changed Since Last Report)
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                                EXPLANATORY NOTE

      Alteon Inc. ("Alteon") hereby amends its Form 8-K filed with the Securities and Exchange Commission on August 13, 2004 (the "Form 8-K") to state that the resignation of KPMG LLP was neither approved nor recommended by Alteon's Audit Committee.

Item 4. Changes in Registrant's Certifying Accountant.

      KPMG LLP ("KPMG") has informed Alteon that it resigned as Alteon's principal accountants effective August 10, 2004. The resignation was the sole decision of KPMG and was neither approved nor recommended by Alteon's Audit Committee.

      KPMG's audit reports on Alteon's financial statements as of and for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

      During Alteon's two most recent fiscal years ended December 31, 2003 and the subsequent interim period through the date of KPMG's resignation, (i) there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement(s) in connection with its report, and (ii) there were no "reportable events" as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

      Alteon provided KPMG with a copy of the Form 8-K prior to its filing with the Securities and Exchange Commission and requested KPMG to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agreed with the statements made therein.

      A copy of KPMG's letter to the Securities and Exchange Commission was filed as Exhibit 16 to the Form 8-K.
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      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Alteon Inc.

                                    By: /s/ Kenneth I. Moch
                                        -----------------------------
                                        Kenneth I. Moch
                                        President & CEO

Dated: August 25, 2004